Exhibit 99.1

ATS Corporation (OTCBB: ATCT) February 2008 www.atsv a.com

Forward-Looking Statements This slide presentation contains forward-looking statements about ATS Corporation (“ATS”) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of ATS management and are subject to risks and uncertainties that could cause actual results to differ from the forward-looking statements. Many of these risks and uncertainties are detailed in ATS’ filings with the Securities and Exchange Commission. The information in this presentation should be read in light of such risks. ATS does not assume any obligation to update the information contained in this slide presentation. www.atsv a.com

Executive Summary • ATS Corporation is a leading provider of systems integration, application development, IT infrastructure management and strategic consulting services • Customers include U.S. federal and state and local government agencies, financial institutions and government sponsored enterprises. • Publicly traded (OCTBB), ticker symbol: ATCT • Headquarters in McLean, VA – locations throughout the U.S. • 800+ employees • Four acquisitions in 2007 • 2007 annualized revenue of ~$150 million www.atsv a.com

History • Federal Services Acquisition Corporation (FSAC) founded in April 2005 • Successful IPO in October 2005 raised $126M • Purchase agreement with acquisition target (Advanced Technology Systems, Inc.) in April 2006 • Cleared by SEC in December 2006! • Closed ATS acquisition as of January 16, 2007 • Name changed to ATS Corporation (ATSC) • Three additional acquisitions completed in 2007 www.atsv a.com

The Management Team • Dr. Ed Bersoff, Chairman and CEO • Former Founder and CEO of BTG, Inc. (BTGI) • Director ICFI, EFJI • Former Director TTN, FRGO • Pamela A. Little, Senior Vice President and CFO • Early experience as controller in major government contracts firm • Former CFO of public and private companies • Former President/COO/Director of government contracts firm • Chair of Audit Committee of a regional bank www.atsv a.com

ATSC Organization


CEO
Ed Bersoff
SVP & Director
Business Development
Jim Russell
SVP & CFO
Pamela Little
SVP & Director
Corporate Development
Valerie Perlowitz
SVP (Civilian)
Shannon Brown
SVP (Commercial)
Mike Bonamassa
SVP (Defense/HS/PS)
Joe Mignogna

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Board of Directors • Dr. Ed Bersoff, Chairman and CEO • Joel Jacks • Founder and Managing Partner of CM Equity Partners, active investor in the government services market • Ginger Lew • Extensive business and investment experience; Former Deputy Administrator of the Small Business Administration • Joseph Saponaro • Government services company executive • Peter Schulte • Founder and Managing Partner of CM Equity Partners, active investor in the government services market • Edward Smith • Senior investment banker with expertise in the technology sector and public company board experience • George Troendle • Government services company executive www.atsv a.com

Board of Advisors • Pat Ways • Former President of Business Development, CSC Federal • Kevin Carroll • Former Army PEO for Enterprise Information Systems • Former Acting Director CECOM Acquisition Center • Jim Flyzik • Former Senior Advisor to the Director of the White House Office of Homeland Security • Former CIO of the Department of the Treasury • Art Money • Former Assistant Secretary of Defense (C3I) • Former CIO of the Department of Defense • Al Pesachowitz • Former CIO and Budget Director, Environmental Protection Agency • Paul Pluta • Former Rear Admiral, United States Coast Guard • Former Director, Office of Intelligence and Security, Department of Transportation www.atsv a.com

The ATSC Market • Federal Civilian Agencies • Dept. of Homeland Security • Housing and Urban Development • US Coast Guard • Architect of the Capitol • Federal Air Marshal Service • Department of Commerce • Customs and Border Patrol • Advanced Research Projects • Nuclear Regulatory Commission Agency • National Institutes of Health • State and Local Law • Department of Labor, etc. Enforcement Agencies • Department of Defense • Government Sponsored • Office of the Secretary of Enterprises Defense • Fannie Mae • US Army Corps of Engineers • Freddie Mac • Army, Navy, Air Force units, etc. • Commercial Enterprises www.atsv a.com

Long Term Customer Relationships Many of ATS customers have extensive relationships with the company

ATSC Market Mix 44% 29% 27% Civilian Federal Agencies 44% Commercial 29% Defense and Homeland Security 27% www.atsv a.com

ATSC Functional Expertise • Nearly 30 years of applications software development for the financial community, both public and private sectors • Recently developed applications systems and software development for the law enforcement community, at the Federal (DHS), State and Local levels • Certified CMMI Level 3, ISO 9000 in process • Numerous personnel certifications • Network systems engineering, development and support in a variety of high-stress, high availability environments www.atsv a.com

ATSC Contract Profile • Contract Mix: 98% T&M and Fixed Price; 2% Cost Reimbursable • Over 350 active contract assignments • No one contract accounts for more than 10% of revenue • Prime contracts account for about 85% of annual revenue • Contract backlog approximately $200 M with a robust bid pipeline www.atsv a.com

Acquisitions in 2007 • Reliable Integration Services, Inc. • Experts in Network Design and Management • Largely DoD customer set • Potomac Management Group • Experts in Maritime regulation, simulation, training and software support • Largely DHS (Coast Guard) customer set • Number Six Software • Experts in software engineering, software design, requirements analysis and application development • Broad based government and commercial customer set www.atsv a.com

Capitalization ATSC Capital Structure • ~19,200,000 shares outstanding (~15,000,000 in the “public float”) • ~36,400,000 warrants outstanding • ~1,000,000 options/restricted shares outstanding (1,500,000 authorized) • Debt • Total Debt: $48.3 million • Bank -$41.1 M • Seller Notes -$7.2 M • Bank of America/Citizen’s Bank • $50,000,000 bank line of credit www.atsv a.com

FY 2008 Preliminary Guidance Revenue(1) $155 – 165 million EBITDA(1,2) $13.95 – 14.85 million 1. Before any potential acquisitions in 2008. 2. EBITDA is a non-GAAP measure that is defined as GAAP net income plus other expense, interest expense, income taxes, and depreciation and amortization. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as measure of operating performance or the cash flows from operating activities as a measure of liquidity. www.atsv a.com

ATSC Growth Strategy • Organic growth (2008 and beyond): targeting 10% per annum (including growth of acquired companies after acquisition) • Acquisition growth: abundant attractive acquisition targets available; significant acquisition planned for 2008 www.atsv a.com

Summary • ATSC is an extraordinary platform for growth in the Government markets • It is a “pure play” IT company with dominant expertise in financial systems and law enforcement • Its market is growing though its current market share is small • It is large enough to compete at nearly any level, yet it is small enough to remain agile and responsive • The ATSC management team has the knowledge and direct experience to propel the company forward in terms of growth and profitability organically and through acquisition www.atsv a.com